As filed with the Securities and Exchange Commission on May 3, 2021.

Registration No. 333-255102

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.2 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Onion Global Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5961	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 309 3-05 Huangfu Avenue Zhong,

Tianhe District, Guangzhou City,

Guangdong Province

People’s Republic of China

(+86) 020-38262863

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Li He, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300	Yi Gao, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of securities to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Class A ordinary shares, par value US$0.0001 per share(1)(2)	14,375,000	US$92.50	US$132,968,750	US$14,506.89(4)

(1)

American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-255558). Each ten (10) American depositary shares represents one (1) Class A ordinary share.

(2)

Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-255102) of Onion Global Limited, as filed on April 7, 2021 and as amended on April 28, 2021 (as amended, the “Registration Statement”), is being filed solely for the purpose of filing Exhibit 1.1 to Amendment No. 1 to the Registration Statement filed on April 28, 2021, and amending and restating the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 to the Registration Statement does not modify any disclosure in the preliminary prospectus included as part of Amendment No. 1 to the Registration Statement, filed on April 28, 2021. Accordingly, a preliminary prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under our post-offering memorandum and articles of association, which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere, other than by reason of such director’s or officer’s own dishonesty, willful default or fraud.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The Underwriting Agreement, the form of which to be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Rule 701 of the Securities Act. None of the transactions involved an underwriter. We have not received any substantial considerations from such issuances which were made in connection with our corporate restructuring process in preparation for this offering. Our minority equity holders have previously made capital contributions in connection with the private financing of our PRC operating entity.

Purchaser	Date of Issuance	Title and Number of Securities	Consideration
Mapcal Limited	June 15, 2018	1 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering
Onion Plus Group Limited	July 10, 2018	343,749 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

Purchaser	Date of Issuance	Title and Number of Securities	Consideration

Li Bai Global Limited	July 10, 2018	5,156,250 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

Fairlady Holdings Limited	July 10, 2018	137,500 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

ECWA Holdings Limited(1)	July 10, 2018	562,963 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

RZholdings Limited(2)	July 10, 2018	938,271 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

Global Dream Holdings Limited	July 10, 2018	767,676 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

Liangjun Ruize Holdings Limited	July 10, 2018	165,599 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

Liangjun Junze Holdings Limited	July 10, 2018	328,170 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

Liangjun Huize Holdings Limited	July 10, 2018	167,306 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

Liangjun Hongze Holdings Limited	July 10, 2018	86,361 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

Purchaser	Date of Issuance	Title and Number of Securities	Consideration

Onion Plus Group Limited	May 3, 2019	455,466 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

YGC Holdings Limited	November 20, 2020	938,271 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering

ECSH Xianlv Limited	November 20, 2020	562,963 ordinary shares	Nominal consideration in connection with the establishment of our offshore corporate structure in preparation for this offering
Share-based Awards

Certain executive officers, employees and consultants	May 3, 2019 and March 13, 2021	1,115,466 ordinary shares underlying 1,115,466 restricted share units	Past and future services provided by these individuals to us

Notes:

(1)

ECWA Holdings Limited subsequently transferred 562,963 ordinary shares to ECGZ Yilian Limited, which was later surrendered to us for cancellation and for nil consideration. On the same day, we issued 562,963 ordinary shares to ECSH Xianlv Limited as part of our offshore corporate restructuring in preparation for this offering.

(2)

RZholdings Limited subsequently transferred 938,271 ordinary shares to OM Holdings Limited, which was later surrendered to us for cancellation and for nil consideration. On the same day, we issued 938,271 ordinary shares to YGC Holdings Limited as part of our offshore corporate restructuring in preparation for this offering.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits:

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and the notes thereto.

Item 9.	Undertakings

The undersigned hereby undertakes:

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ONION GLOBAL LIMITED

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1†	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2†	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering

4.1†	Form of Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2†	Registrant’s Specimen Certificate for Class A Ordinary Shares

4.3†	Form of Deposit Agreement between the Registrant, the depositary and owners and holders of the American Depositary Shares

5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)

8.2†	Opinion of JunHe LLP regarding certain PRC tax matters (included in Exhibit 99.2)

10.1†	2019 Restricted Share Unit Scheme

10.2†	Form of Indemnification Agreement with the Registrant’s directors

10.3†	Form of Employment Agreement between the Registrant and an executive officer of the Registrant

10.4†	English translation of Exclusive Business Cooperation Agreement dated September 19, 2018, as amended and supplemented on September 26, 2020, by and between Guangzhou Onion Vogue Group Co., Ltd. and Guangzhou Transasia Trading Co., Ltd.

10.5†	English translation of Exclusive Call Option Agreement dated September 19, 2018, as amended and supplemented on September 26, 2020, among Guangzhou Onion Vogue Group Co., Ltd., Guangzhou Transasia Trading Co., Ltd. and each shareholder of Guangzhou Onion Vogue Group Co., Ltd.

10.6†	English translation of Voting Rights Proxy Agreement dated September 19, 2018, as amended and supplemented on September 26, 2020, among Guangzhou Onion Vogue Group Co., Ltd., Guangzhou Transasia Trading Co., Ltd. and each shareholder of Guangzhou Onion Vogue Group Co., Ltd.

10.7†	English translation of Equity Interest Pledge Agreement dated September 19, 2018, as amended and supplemented on September 26, 2020, among Guangzhou Onion Vogue Group Co., Ltd., Guangzhou Transasia Trading Co., Ltd. and each shareholder of Guangzhou Onion Vogue Group Co., Ltd.

10.8†	English translation of Financial Support Letter dated September 19, 2018 by Onion Global Limited addressed to Guangzhou Liangkeshu Network Technology Co., Ltd., the predecessor of Guangzhou Onion Vogue Group Co., Ltd.

21.1†	Principal Subsidiaries of the Registrant

23.1†	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3†	Consent of JunHe LLP (included in Exhibit 99.2)

Exhibit Number	Description of Document

24.1†	Powers of Attorney (included on signature page)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2†	Opinion of JunHe LLP regarding certain PRC law matters

99.3†	Consent of China Insights Consultancy

99.4†	Consent of Erie He

99.5†	Consent of Jimmy Lai

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, the People’s Republic of China, on May 3, 2021.

Onion Global Limited

By:	/s/ Cong (Kenny) Li
Name: Cong (Kenny) Li
Title: Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 3, 2021 in the capacities indicated:

Signature	Title
/s/ Cong (Kenny) Li	Cong (Kenny) Li (director and chief executive officer)

/s/ Shan (Mio) Ho	Shan (Mio) Ho (director and principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Onion Global Limited, has signed this registration statement or amendment thereto in New York on May 3, 2021.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.